UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2012

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Hill-Rom Holdings, Inc. (the "Corporation") held its annual meeting of shareholders on March 6, 2012. The final results of the votes taken at the annual meeting were as follows:

Proposal 1: Election of six members to the Board of Directors to serve one year terms expiring at the 2013 annual meeting of the stockholders:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES

Rolf A. Classon	44,289,157	6,805,347	4,566,093
James R. Giertz	50,845,085	249,419	4,566,093
Charles E. Golden	50,837,762	256,742	4,566,093
W August Hillenbrand	50,834,696	259,808	4,566,093
Katherine S. Napier	50,283,799	810,705	4,566,093
Joanne C. Smith, M.D	45,085,813	6,008,691	4,566,093

Proposals 2 - 3

	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON- VOTES
2. To approve, by non-binding advisory vote, the executive compensation disclosed in the corporation's proxy statement.	42,187,183	8,373,371	533,950	4,566,093

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2012.	55,228,131	410,539	21,927	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: March 8, 2012	BY:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and Secretary